Exhibit 23-b









                  CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of Kansas City Power & Light Company on Form S-3 (File Nos. 33-51799, 333-17285 and 333-18139) and Form S-8 (File Nos.33-45618 and
333-49353) of our report dated February 1, 2000, on our audits of the consolidated financial statements of Kansas City Power & Light Company and Subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998, and 1997, which report is included in this Annual Report on Form 10-K.





                                       /s/PricewaterhouseCoopers LLP
                                         PricewaterhouseCoopers LLP
Kansas City, Missouri
February 10, 2000